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                                                                     EXHIBIT 5.1

                                  [Letterhead]

                                                                    May 30, 2006

Delphi Financial Group, Inc.
1105 North Market Street, Suite 1230
Wilmington, Delaware 19899

Re: Delphi Financial Group, Inc. ("Delphi") Registration Statement on Form S-8

Ladies and Gentlemen:

          This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of 6,297,809 shares of Class A Common Stock, $0.01 par value, of Delphi (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"). I am Vice President, Secretary and General Counsel of Delphi, and this opinion is furnished solely in that capacity.

          In connection with rendering this opinion, I have examined the Restated Certificate of Incorporation and Amended and Restated By-Laws of Delphi and each of the plans to which the Registration Statement relates (the "Plans"), along with such other corporate documents and records and other documents, certificates and instruments as I have deemed necessary as a basis for the opinions expressed below. I have assumed that all natural persons have legal capacity, all items submitted to me as originals are authentic and all signatures thereon are genuine, all items submitted to me as copies conform to the originals and each such original or copy is complete and has not been amended, modified or supplemented.

          Based upon the foregoing and subject to the matters stated herein, I am of the opinion that:

          1. Delphi is a corporation duly organized and validly existing under the laws of the State of Delaware.

          2. The Shares have been duly authorized, and when issued against the payment of the purchase price therefor as set forth in, and in accordance with all other provisions of, the Plans, will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ CHAD W. COULTER
                                        ----------------------------------------
                                        Chad W. Coulter
                                        Vice President, Secretary and General
                                        Counsel